Exhibit 10.3
                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is executed on the dates set forth below the signatures hereon but effective as of SEPTEMBER 1, 2011, and is by and between GLOBAL EQUITY INTERNATIONAL INC, a Nevada Corporation ("Employer"), and Mr. ADRIAN SCARROTT a resident of London, UK ("Employee").

1. DUTIES; ASSIGNMENT

During the term of employment hereunder, Employee shall initially perform the duties of NEW BUSINESS DIRECTOR of Employer, or such other duties as assigned by and at the location determined by the Board of Directors of Employer. Employee shall introduce the company to new potential opportunities and introducers, in addition the employee will be responsible for shareholders communication, public relations and website management to the best of his ability.

2. COMPENSATION

In consideration of the services rendered by Employee to Employer hereunder, Employer shall pay to Employee an annual salary of no less than $40,000, subject to annual review and adjustment of no less than a 5% PERCENTAGE INCREASE, if any, in the U.S. Consumer Price Index during such year ("Base Salary"). This Salary shall be paid on a monthly basis to the employee or a Company owned by the Employee at the option of the Employee.

3. EMPLOYMENT

Employer hereby employs Employee and Employee hereby accepts employment on the terms set forth herein COMMENCING ON THE FIRST DAY OF SEPTEMBER, 2011.

     (a) Employment will continue for 12 MONTHS and until terminated as hereafter set forth.

     (b) The Company agrees to ACCRUE THE MONTHLY FROM SEPTEMBER 2011 onwards. PAYMENT OF THE ACCRUED AMOUNTS shall commence no later than JANUARY 2ND 2012 and payment of the ONGOING MONTHLY salary shall commence on the last working day of JANUARY 2012.

     (c) Employer shall have the right to terminate this Agreement and all of Employee's rights shall thereupon terminate upon the disability (for 180 or more days, whether or not consecutive, in any 360 day period) of Employee ("Disability") and the Employer giving written notice thereof, and this Agreement shall automatically terminate upon the death of Employee ("Death").
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     (d)  Employer shall have the right to terminate  Employee's  employment (1)
          for any reason or no reason with either (i) 60 days prior written notice of termination or (ii) immediate notice of termination with an undertaking to continue payment of Employee's compensation under this Agreement for 90 days, (2) at any time during the thirty six month period following the execution of this agreement and with 30 days prior written notice or (3) for Cause (as defined below), upon Employee's receipt of notice thereof. . As used herein, "Cause" means
          (i) willful or serious misconduct or dishonesty in the performance of, Employee's duties hereunder or (ii) the indictment or conviction of Employee for a felony under state or federal criminal laws. Upon the effective date of termination specified in such notice, this Agreement shall terminate except for the provisions, which expressly survive termination, and Employee shall vacate the offices of Employer.

     (e) Employee shall have the right to terminate employment hereunder by providing 30 days written notice. Thereafter, this Agreement shall terminate except for the provisions, which expressly survive termination.

4. SEVERANCE PAYMENTS

     (a) If Employer terminates this Agreement for any reason other than Disability, Death, Employee shall be entitled to receive, and Employer shall make, the following severance payments:

          (i)  continue to pay a sum equivalent to TWO MONTHS' SALARY.

     (b) If Employer terminates this Agreement by reason of the Disability of Employee or if this Agreement is automatically terminated upon the Death of Employee pursuant to Section 3(b), Employee or his estate shall be entitled to receive, and Employer shall make, the following severance payments:

          (i) continue to pay a sum equivalent to THREE YEARS ANNUAL SALARY via the life assurance scheme to be put in place January 2012

5. EXPENSES

Employer shall reimburse Employee's expenses reasonably incurred in carrying out his duties hereunder within 30 days of submittal of an itemized account of such expenses together with such receipts and forms as are required by Employer's normal policies and practices. In the event of cash advances such reimbursements will be credited against the advanced account.

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6. BENEFITS

Employer shall provide and Employee shall be entitled to participate in an all benefit plans and programs generally available to employees of Employer on the same terms as other employees except as follows:

     (a) Vacation: Employee shall be entitled to four weeks paid vacation per year scheduled at times mutually convenient to Employee and Employer. Employee shall be entitled to carry over unused vacation days into the next year in accordance with Employer's policy, as modified from time to time. Employee shall be entitled to all holidays as allowed to other employees of the Employer with similar responsibilities.

     (b) Life Insurance: The employee shall be entitled a life insurance coverage equivalent 3 years of gross salary.

7. CONFIDENTIALITY; NON-DISCLOSURE

     (a) For the purpose of this Agreement, "Confidential Information" is defined to include any information, designs, software, processes, practices, plans, proposals, markets, pricing, personnel or financial or business information relating to Employer, its affiliates (including the Subsidiary), and their respective businesses, customers, suppliers, products or services, whether in written, oral or other form. Confidential Information shall not include information, which at the time of disclosure is in the public domain by publication or otherwise through no fault of Employee, or information furnished by a third party which was not received directly from Employer or otherwise under an obligation of secrecy.

     (b) At all times after the date hereof, including after termination of this Agreement, Employee shall not, except with the expressed prior written consent of Employer, directly or indirectly communicate, disclose or divulge any of the Confidential Information or use any of the Confidential Information for any purpose other than performance of his duties hereunder.

     (c) Employee agrees that Employer will own all work products of any type and in any form or media produced or created by Employee in the course of his employment. Employee hereby acknowledges that all such work products are specially ordered or commissioned by Employer and shall be considered works made for hire as such terms is defined in the United States Copyright Act of 1976, 17 U.S.C.

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
8. AGREEMENT NOT TO COMPETE

For so long as Employee is entitled to receive severance payments under Sections 4(a), 4(b) or 4(c), or (ii) for a period of one year from the effective date of termination if Employee voluntarily terminates his employment hereunder or if Employee is terminated by Employer for Cause, Employee agrees that he will not, directly or indirectly, (1) be employed by, serve as a consultant or advisor to, or have a material ownership interest in any corporation or other entity whose business is competitive (as reasonably determined by the Board of Directors of Employer) with the business of Employer, the Subsidiary or any of their affiliates; provided, however that this clause (1) shall not prohibit any such employment or other relationship with an entity which itself is not, but has a separate corporate affiliate which is, engaged in such competitive business so long as Employee does not provide services to, assist or advise such competitive affiliate in any way, or (2) induce or solicit any other person who was employed by Employer, Subsidiary or any of their affiliates at any time during Employee's employment by Employer to engage in any line of business competitive with that of Employer, Subsidiary or their affiliates.

9. NO CONFLICTING AGREEMENTS

Employee represents and warrants that he is not a party to or bound by any agreement or subject to any restriction arising out of any current or prior employment or relationship which would be violated by his entering into and performing his obligations under this Agreement, including, without limitation, restrictions relating to non-competition or the protection of confidential information.

10. NOTICES

All notices and other communication which are required or permitted hereunder shall be given in writing and either delivered by hand or overnight courier service or mailed by certified mail, return receipt requested, postage prepaid, to the following addresses:

     GLOBAL EQUITY INTERNATIONAL INC.

     1 Berkeley Street,
     London, W1 8DJ,
     United Kingdom.

     ADRIAN SCARROTT

     9 Crown Lane
     Chiselhurst
     Kent UK

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11. MISCELLANEOUS

     (a) This Agreement shall be binding upon, inure to the benefit of, and enforceable by the successors and assigns of the Employer and the heirs, estate, personal representatives and beneficiaries of Employee. The rights, obligations and duties of the Employee hereunder shall be personal and are not assignable or delegable in any manner whatsoever; provided, however, that this Agreement shall be assigned to and assumed by the Subsidiary if and when required by Section 1.

     (b) The obligations of the parties in Sections 4, 7, 8 and 11 shall survive any termination of this Agreement.

     (c) This Agreement constitutes the entire understanding of the parties with respect to subject matter hereof, and shall not be modified, terminated or any provisions waived orally, including this clause. Any such modification, termination or waiver must be in writing and signed by each of the parties hereto.

     (d) No failure to exercise or delay in exercising any right, power or remedy hereunder shall preclude any other or further exercise of the same or any other right, power or remedy.

     (e) This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed solely therein, and each party consents to the exclusive jurisdiction of and venue in the State and Federal courts of Nevada to resolve any disputes between the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated below intending to be legally bound hereby.

GLOBAL EQUITY INTERNATIONAL INC.                EMPLOYEE


/s/ Peter Smith                                 /s/ Adrian Scarrott
--------------------------------                --------------------------------
Peter Smith                                     Adrian Scarrott
CEO

Dated: September 1, 2011                        Dated: September 1, 2011

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